Exhibit 99.2

Quarterly Supplemental Information

December 31, 2009

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 800.557.4830
Johns Creek, GA 30097	research.analysts@piedmontreit.com	Facsimile: 770.243.8198
Telephone: 770.418.8800		investor.services@piedmontreit.com
www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page
Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-7
Key Performance Indicators	8

Financials
Consolidated Balance Sheets	9
Consolidated Statements of Income	10
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations	11
Same Store Net Operating Income	12
Capitalization Analysis	13
Total Debt Summary	14
Debt Analysis	15

Operational & Portfolio Information - Office Investments
Tenant Diversification & Credit Rating Information	16
Leasing Activity	17
Lease Expiration Schedule	18
Annual Lease Expirations	19
Capital Expenditures and Commitments	20
Contractual Tenant Improvements & Leasing Commissions	21
Geographic Diversification	22
Industry Diversification	23

Other Investments
Other Investments	24

Supporting Information
Definitions	25-26
Non-GAAP Reconciliations	27-29
Risks, Uncertainties and Limitations	30

Please refer to page 30 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this quarterly supplemental information might not occur.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located in major U.S. office markets and leased primarily to high-credit-quality tenants. Since its first acquisition in March 1998, the Company has acquired over $5.5 billion of office and industrial properties (inclusive of joint ventures). Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties. Over 80% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including premier office markets such as Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission.

	As of December 31, 2009		Modified December 31, 2009 (4)

Number of properties (2)		73	73

Square footage (in ‘000s) (2)		20,229	20,229

Occupancy (3)		90.1%	90.1%

Capitalization (in ‘000s):

Total debt		$1,516,525	$1,516,525

Equity market capitalization (4)	$	N/A	$2,661,860

Total market capitalization (4)	$	N/A	$4,178,385

Debt / Total market capitalization (4)		N/A	36.3%

Common stock data

Closing price of Class A common stock at period end (4)	$	N/A	$16.75

Weighted average fully diluted shares outstanding (in thousands) (5) (6)		158,581	158,581

Shares of common stock issued and outstanding (6)		158,917	158,917

Rating / outlook
Standard & Poor’s		BBB / Stable
Moody’s		Baa3 / Positive

Number of employees		107	107

(1)	The definition for Annualized Lease Revenue can be found on page 25.
(2)	Our office portfolio currently consists of 73 properties (exclusive of our equity interests in eight properties owned through unconsolidated joint ventures and our two industrial properties).
(3)	Calculated as leased square footage on December 31, 2009 divided by rentable square footage, expressed as a percentage.
(4)

Our Class A common stock was listed on the New York Stock Exchange on February 10, 2010; there is no market data as of December 31, 2009. The price used for market capitalization in the “Modified December 31, 2009” column is the closing price of our Class A common stock on February 26, 2010, the last trading day of the month in which our stock initially listed on the New York Stock Exchange. Our Class B common stock is not listed on a national securities exchange and there is no established market for such shares. We have used the closing price of the Class A common stock on February 26, 2010 for the purposes of the calculations regarding market capitalization herein.

(5)	For the year ended December 31, 2009.
(6)

For the purposes of this presentation, all share data has been adjusted to reflect the recapitalization of our stock described on page 7, which became effective January 22, 2010. The subsequent issuance of additional shares in our underwritten public offering is not presented herein.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Blvd, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director and Chairman of the Board of Directors	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors

Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee

Jeffery L. Swope		William H. Keogler, Jr.
Director		Director

Transfer Agent	Corporate Counsel

Boston Financial Data Services	King & Spalding
2000 Crown Colony Drive	1180 Peachtree Street, NE
Quincy, Massachusetts 02169	Atlanta, GA 30309
Phone: 888.772.2337	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2009

Financial Results (1)

•

Funds from operations (FFO) for the quarter ended December 31, 2009 was $69.5M or $.44 per share (diluted) compared to $72.8M, or $.46 per share (diluted), for the same quarter in 2008. FFO for the twelve months ended December 31, 2009 was $239.3M or $1.51 per share (diluted), compared to $294.9M, or $1.85 per share (diluted), for the same period in 2008. The decrease in FFO from 2008 to 2009 was primarily due to the recognition of impairment charges of approximately $37.6M in the third quarter of 2009 and the recognition of approximately $13.3M of lease termination income in 2008 compared to approximately $2.8M in 2009.

•

Core funds from operations (Core FFO) for the quarter ended December 31, 2009 was $69.5M or $.44 per share (diluted) compared to $72.8M, or $.46 per share (diluted), for the same quarter in 2008. Core FFO for the twelve months ended December 31, 2009 was $276.9M or $1.75 per share (diluted), compared to $297.0M, or $1.86 per share (diluted), for the same period in 2008. The decrease in Core FFO from 2008 to 2009 was primarily due to the recognition of approximately $13.3M of lease termination income in 2008 compared to approximately $2.8M in 2009.

•

Adjusted funds from operations (AFFO) for the quarter ended December 31, 2009 was $47.7M or $.30 per share (diluted) compared to $55.6M, or $.35 per share (diluted), for the same quarter in 2008. AFFO for the twelve months ended December 31, 2009 was $227.3M or $1.43 per share (diluted), compared to $253.6M, or $1.59 per share (diluted), for the same period in 2008. The decrease in AFFO from 2008 to 2009 was primarily due to the recognition of approximately $13.3M of lease termination income in 2008 compared to $2.8M in 2009.

•

During the quarter ended December 31, 2009, the company paid to stockholders a dividend in the amount of $0.315 per share for all classes of common stock. The Company’s dividend payout percentage for the quarter ended December 31, 2009 was 71.6% of Core FFO and 104.2% of AFFO. The Company’s dividend payout percentage for the year ended December 31, 2009 was 71.8% of Core FFO and 87.5% of AFFO.

Operations

•	Our portfolio was 90.1% occupied as of December 31, 2009 as compared to 90.1% and 91.7% at September 30, 2009 and December 31, 2008, respectively.

•	The weighted average remaining lease term of our portfolio was 5.9 years(2) as of December 31, 2009 as compared to 5.3 years and 5.2 years at September 30, 2009 and December 31, 2008, respectively.

•

During the twelve months ended December 31, 2009, we executed renewal leases for 1.6 million square feet and new tenant leases for 700.3 thousand square feet, with an average committed capital cost of $2.10 and $5.59 per square foot per year of lease term, respectively. In total, during that time period leases were signed for 2.3 million square feet, with an average committed capital cost of $3.41 per square foot per year of lease term. During the year ended December 31, 2009, we retained tenants for 78% of the square footage associated with expiring leases.

(1)

FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 25-26 for definitions of non-GAAP financial measures. See pages 11 and 28 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)	Remaining lease term (after taking into account leases which had been executed but not commenced as of December 31, 2009) is weighted based on Annualized Lease Revenue, as defined on page 25.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2009

•	During the three months ended December 31, 2009, we executed seven leases greater than 20,000 SF. Please see information on those leases in the following chart.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year
New York State	60 Broad Street	New York, NY	480,708	2019
City of New York	60 Broad Street	New York, NY	313,022	2020
Grand Canyon Education	Desert Canyon 300	Phoenix, AZ	103,671	2021
Continental Casualty Company	Fairway Center II	Brea, CA	57,668	2020
International Republican Institute	1225 Eye Street	Washington, D.C.	34,257	2017
Dontech II Partnership	Aon Center	Chicago, IL	34,126	2013
Schofield Media Group, LLC	Aon Center	Chicago, IL	33,431	2013

Leasing Update

•

During 2010 and 2011, five leases are scheduled to expire that contribute greater than 1% of Annualized Lease Revenue. Information regarding the leasing status of the spaces associated with those leases is as follows:

Tenant Name	Property	Property Location	Square Footage	Expiration (1)	Leasing Status
Citicorp	111 Sylvan Avenue	Englewood Cliffs, NJ	409,604	Q4 2010	In discussions with the current tenant for renewal of a portion of the space leased.
State Street Bank	1200 Crown Colony Drive	Quincy, MA	234,668	Q1 2011	In discussions with the current tenant for a renewal of the entire space leased by the tenant.
U.S. Government, Comptroller of the Currency	One Independence Square	Washington, D.C.	322,984	Q2 2011	In discussions with the current tenant for a renewal of the entire space leased by the tenant.
Zurich American Insurance Company	Windy Point II	Schaumburg, IL	300,034	Q3 2011	Space has been substantially sublet by the tenant. In discussions with sublessees for direct leases on a portion of the space.
Kirkland & Ellis	Aon Center	Chicago, IL	331,887	Q4 2011	Kirkland & Ellis is vacating; 260,641 SF of the space associated with their lease has been relet to KPMG.

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2009

Financing and Capital Activity

•

As of December 31, 2009, our ratio of debt to total market capitalization was 36.3% (based upon the closing price of our Class A common stock of $16.75 per share on February 26, 2010), our ratio of debt to gross real estate assets was 33.1%, and our ratio of debt to total gross assets was 29.1%.

•	During the fourth quarter of 2009, the Company did not acquire or sell any properties.

Subsequent Events

•

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Per share information in this report is restated to reflect this recapitalization and historical information has been adjusted to provide comparable analysis.

•

Our Class A common stock initially listed on the New York Stock Exchange on February 10, 2010. On February 16, 2010, we issued approximately 12 million Class A common shares in an underwritten public offering. The shares were issued at a public offering price of $14.50 per share. Net proceeds (after underwriters’ discount but before offering costs) of approximately $161.8 million were used to pay down our $500M revolving credit facility and for general corporate purposes.

•	On February 17, 2010, the board of directors terminated the share redemption plan and the dividend reinvestment plan.

Guidance for 2010

•	The following financial guidance for full-year 2010 is based on management’s expectations at this time:

	Low		High
Net Income	$117	-	124 million
Add: Depreciation & Amortization	$152	-	154 million
Funds from Operations	$269	-	278 million
Funds from Operations per diluted share	$1.56	-	1.62

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands)

This section includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest Taxes Depreciation & Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO) Adjusted Funds from Operations (AFFO), Same Store NOI, and NOI from Unconsolidated Joint Ventures. Definitions of these non-GAAP measures are provided on pages 25-26 and reconciliations are provided on pages 27-29.

	Three Months Ended								Twelve Months Ended
Selected Operating Data	12/31/2009		9/30/2009		6/30/2009		3/31/2009		12/31/2009		12/31/2008
Percent leased (1)	90.1%		90.1%		90.1%		91.1%		90.1%		91.7%
Rental income	$112,000		$112,874		$111,994		$112,946		$449,814		$455,183
Total revenues	$151,017		$150,540		$149,579		$153,748		$604,884		$621,965
Total real estate operating expense (2)	$106,788		$139,166		$103,990		$106,573		$456,517		$417,799
Lease termination income (3)	$1,981		$0		$782		$0		$2,763		$13,273
Impairment losses on real estate assets (4)	$0		$37,633		$0		$0		$37,633		$2,088
Same Store NOI (5)	$87,762		$90,278		$90,084		$94,308	(6)	$362,432		$376,116
NOI from unconsolidated joint ventures	$1,155		$1,170		$1,276		$1,192		$4,793		$4,927
Core EBITDA (5)	$87,490		$87,221		$85,845		$86,246		$346,802		$365,961
Core FFO	$69,484		$70,471		$68,546		$68,418		$276,919		$297,018
Core FFO per share - diluted	$0.44		$0.45		$0.43		$0.43		$1.75		$1.86
AFFO (5)	$47,709		$60,756		$59,303		$59,577		$227,345		$253,649
AFFO per share - diluted	$0.30		$0.39		$0.37		$0.37		$1.43		$1.59
Dividends per share	$0.315		$0.315		$0.315		$0.315		$1.260		$1.760

Selected Balance Sheet Data
Total real estate assets	$3,763,527		$3,785,458		$3,850,625		$3,878,874		$3,763,527		$3,908,070
Total gross real estate assets	$4,575,638		$4,601,835		$4,636,750		$4,631,104		$4,575,638		$4,628,007
Total assets	$4,395,345		$4,431,851		$4,494,484		$4,542,347		$4,395,345		$4,557,330
Net debt (7)	$1,506,521		$1,515,186		$1,542,996		$1,483,120		$1,506,521		$1,503,292
Total liabilities	$1,713,299		$1,743,415		$1,761,748		$1,722,981		$1,713,299		$1,742,109

Ratios
Core EBITDA margin	57.9%		57.9%		57.4%		56.1%		57.3%		58.8%
Fixed charge coverage ratio (8)	4.5	x	4.5	x	4.4	x	4.5	x	4.5	x	4.8	x
Core FFO payout percentage (9)	71.6%		70.3%		72.1%		73.4%		71.8%		93.9%
AFFO payout percentage (10)	104.2%		81.6%		83.3%		84.3%		87.5%		109.9%
Net debt to core EBITDA (11)	4.3	x	4.3	x	4.5	x	4.3	x	4.3	x	4.1	x

(1)

Percent leased represents 73 office properties and excludes industrial and unconsolidated joint venture properties. Percent leased dropped in the second quarter of 2009 primarily due to Countrywide vacating 133K square feet at the end of their lease at our River Corporate Center building in Phoenix, AZ.

(2)	Total real estate operating expense is higher in the third quarter of 2009 primarily due to $35.1 million in impairment charges recognized on three wholly-owned assets.
(3)	Lease termination income is included in ‘other rental income’ on the income statement.
(4)

Impairment losses include both wholly-owned and unconsolidated joint ventures. Impairment losses of $35.1 million related to our wholly-owned assets are included in total real estate operating expense for the three months ended September 30, 2009.

(5)	Same Store NOI, Core EBITDA and AFFO exclude impairments on real estate assets.
(6)

The higher Same Store NOI during the first quarter of 2009 is primarily the result of the contractual rent payment schedule associated with the net lease of our 1901 Market Street building in Philadelphia, PA, which results in larger cash receipts during the first quarter of each year.

(7)	Net debt is calculated as total debt minus cash and cash equivalents.
(8)

Fixed charge coverage is calculated as Core EBITDA divided by interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended December 31, 2009.

(9)	Core FFO payout percentage is calculated as current period dividends divided by Core FFO.
(10)	AFFO payout percentage is calculated as current period dividends divided by AFFO.
(11)	Quarterly Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Assets:
Real estate, at cost:
Land assets	$651,876	$651,876	$659,637	$659,637	$659,637
Buildings and improvements	3,663,391	3,654,389	3,676,425	3,666,181	3,663,597
Buildings and improvements, accumulated depreciation	(665,068)	(641,960)	(615,665)	(590,016)	(564,940)
Intangible lease asset	243,312	280,087	284,292	284,292	285,514
Intangible lease asset, accumulated amortization	(147,043)	(174,417)	(170,460)	(162,214)	(154,997)
Construction in progress	17,059	15,483	16,396	20,994	19,259

Total real estate assets	3,763,527	3,785,458	3,850,625	3,878,874	3,908,070
Investment in unconsolidated joint ventures	43,940	44,350	47,408	47,795	48,240
Cash and cash equivalents	10,004	17,339	17,529	31,905	20,333
Tenant receivables, net of allowance for doubtful accounts	33,071	38,819	32,105	38,331	35,589
Straight line rent receivable	95,371	92,858	91,086	88,960	90,818
Notes receivable	58,739	58,523	57,990	57,172	46,914
Due from unconsolidated joint ventures	1,083	1,072	1,198	1,109	1,067
Prepaid expenses and other assets	21,456	22,220	20,448	14,827	21,788
Goodwill	180,097	180,097	180,097	180,097	180,390
Deferred financing costs, less accumulated amortization	7,205	7,901	8,547	9,210	9,897
Deferred lease costs, less accumulated amortization	180,852	183,214	187,451	194,067	194,224

Total assets	$4,395,345	$4,431,851	$4,494,484	$4,542,347	$4,557,330

Liabilities:
Lines of credit and notes payable	$1,516,525	$1,532,525	$1,560,525	$1,515,025	$1,523,625
Accounts payable, accrued expenses, and accrued capital expenditures	97,747	111,345	98,803	97,571	111,411
Deferred income	34,506	29,788	28,412	32,085	24,920
Intangible lease liabilities, less accumulated amortization	60,655	64,082	67,143	70,169	73,196
Interest rate swap	3,866	5,675	6,865	8,131	8,957

Total liabilities	1,713,299	1,743,415	1,761,748	1,722,981	1,742,109

Redeemable common stock (1)	75,164	61,716	52,230	136,926	112,927

Shareholders’ equity (2):
Class A common stock	397	395	394	402	399
Class B-1 common stock	397	395	394	402	399
Class B-2 common stock	397	396	394	402	399
Class B-3 common stock	398	396	395	402	399
Additional paid in capital	3,477,168	3,461,698	3,449,489	3,516,053	3,491,654
Cumulative distributions in excess of earnings	(798,561)	(774,774)	(716,949)	(695,536)	(674,326)
Redeemable common stock	(75,164)	(61,716)	(52,230)	(136,926)	(112,927)
Other comprehensive loss	(3,866)	(5,675)	(6,865)	(8,131)	(8,957)

Piedmont stockholders’ equity	2,601,166	2,621,115	2,675,022	2,677,068	2,697,040
Non-controlling interest	5,716	5,605	5,484	5,372	5,254

Total stockholders’ equity	2,606,882	2,626,720	2,680,506	2,682,440	2,702,294

Total liabilities, redeemable common stock and stockholders’ equity	$4,395,345	$4,431,851	$4,494,484	$4,542,347	$4,557,330

All classes of common stock outstanding at end of period (2)	158,917	158,215	157,668	160,760	159,634

(1)	On November 24, 2009, our board of directors suspended the share redemption plan. On February 17, 2010, the board of directors terminated the share redemption plan as the need to provide interim liquidity through such a program was no longer necessary upon listing Piedmont’s Class A common stock on the NYSE. This item, therefore, will not be presented on the balance sheet in future periods.
(2)	On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into : (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Per share information in this report is restated to reflect this recapitalization and historical information has been adjusted to provide comparable analysis.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2009	12/31/2008	Change	Change	12/31/2009	12/31/2008	Change	Change
Revenues:
Rental income	$112,000	$113,387	$(1,387)	-1.2%	$449,814	$455,183	$(5,369)	-1.2%
Tenant reimbursements	36,108	37,420	(1,312)	-3.5%	149,196	150,264	(1,068)	-0.7%
Property management fee revenue	928	863	65	7.5%	3,111	3,245	(134)	-4.1%
Other rental income	1,981	3,746	(1,765)	-47.1%	2,763	13,273	(10,510)	-79.2%

Total revenues	151,017	155,416	(4,399)	-2.8%	604,884	621,965	(17,081)	-2.7%

Real estate operating expenses:
Property operating costs	56,768	55,141	(1,627)	-3.0%	227,867	222,351	(5,516)	-2.5%
Asset and property management fees	490	533	43	8.1%	1,944	2,022	78	3.9%
Depreciation	27,090	25,997	(1,093)	-4.2%	106,073	99,745	(6,328)	-6.3%
Amortization	16,171	14,903	(1,268)	-8.5%	57,299	62,050	4,751	7.7%
Impairment loss on real estate assets	—	—	—	0.0%	35,063	—	(35,063)	-100.0%
General and administrative	6,269	8,310	2,041	24.6%	28,271	31,631	3,360	10.6%

Total real estate operating expenses	106,788	104,884	(1,904)	-1.8%	456,517	417,799	(38,718)	-9.3%

Real estate operating income	44,229	50,532	(6,303)	-12.5%	148,367	204,166	(55,799)	-27.3%

Other income (expense):
Interest expense	(19,488)	(20,181)	693	3.4%	(77,743)	(75,988)	(1,755)	-2.3%
Interest and other income	652	741	(89)	-12.0%	4,450	3,416	1,034	30.3%
Equity in income of unconsolidated joint ventures	672	619	53	8.6%	104	256	(152)	-59.4%

Total other income (expense)	(18,164)	(18,821)	657	3.5%	(73,189)	(72,316)	(873)	-1.2%

Income from continuing operations	26,065	31,711	(5,646)	-17.8%	75,178	131,850	(56,672)	-43.0%

Operating income	—	—	—	0.0%	—	10	(10)	-100.0%

Total discontinued operations	—	—	—	0.0%	—	10	(10)	-100.0%

Net income	26,065	31,711	(5,646)	-17.8%	75,178	131,860	(56,682)	-43.0%

Less: Net income attributable to noncontrolling interest	(119)	(116)	(3)	-2.6%	(478)	(546)	68	12.5%

Net income attributable to Piedmont	$25,946	$31,595	$(5,649)	-17.9%	$74,700	$131,314	$(56,614)	-43.1%

Weighted average common shares outstanding - diluted	158,393	158,773			158,581	159,722

Net income per share available to common stockholders - basic and diluted	$0.16	$0.20			$0.47	$0.82

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended			Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2007	12/31/2009	12/31/2008	12/31/2007

Net income attributable to Piedmont	$25,946	$31,595	$26,128	$74,700	$131,314	$133,610

Add:
Depreciation (1)	27,264	26,209	24,189	106,878	100,849	96,432
Amortization (1)	16,274	15,011	24,162	57,708	62,767	77,232
Deduct:
Gain on sale of property (1)	—	—	—	—	—	(21,809)

Funds from operations	69,484	72,815	74,479	239,286	294,930	285,465

Add:
Impairment loss on real estate assets (1)	—	—	—	37,633	2,088	—

Core funds from operations	69,484	72,815	74,479	276,919	297,018	285,465

Add:
Depreciation on non real estate assets	171	147	33	632	379	89
Non-cash compensation expense	671	778	757	3,178	3,555	3,688
Loss on extinguishment of debt	—	—	—	—	—	164
Amortization related to notes payable	696	697	242	2,786	1,859	416
Deduct:
Straight line effects of lease revenue (1)	(1,618)	(661)	(2,872)	(997)	(1,216)	(7,817)
Amortization of lease-related intangibles (1)	(1,663)	(884)	2,059	(5,399)	(3,214)	495
Amortization related to notes receivable	(334)	(268)	—	(2,278)	(840)	—
Non-incremental capital expenditures (2)	(19,698)	(16,990)	(16,366)	(47,496)	(43,892)	(47,728)

Adjusted funds from operations	$47,709	$55,634	$58,332	$227,345	$253,649	$234,772

Weighted average common shares outstanding - diluted	158,393	158,773	164,164	158,581	159,722	160,756

Funds from operations per share (diluted)	$0.44	$0.46	$0.45	$1.51	$1.85	$1.78
Core funds from operations per share (diluted)	$0.44	$0.46	$0.45	$1.75	$1.86	$1.78
Adjusted funds from operations per share (diluted)	$0.30	$0.35	$0.36	$1.43	$1.59	$1.46

(1)	Includes adjustments for wholly-owned properties, and for our proportionate ownership in unconsolidated joint ventures.
(2)	Non-incremental capital expenditures are defined on page 26.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income

Unaudited (in thousands)

	Three Months Ended			Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2007	12/31/2009	12/31/2008	12/31/2007

Real Estate Operating Income	$44,229	$50,532	$41,356	$148,367	$204,166	$168,522

Add:
Depreciation	27,090	25,997	23,856	106,073	99,745	94,770
Amortization	16,171	14,903	23,921	57,299	62,050	76,102
Impairment loss on real estate assets	—	—	—	35,063	—	—

Core EBITDA	87,490	91,432	89,133	346,802	365,961	339,394

Add:
General & administrative expenses	6,269	8,310	7,949	28,271	31,631	27,953
Deduct:
Lease termination income	(1,981)	(3,746)	(5,328)	(2,763)	(13,273)	(6,757)
Lease termination expense - straight line rent & FAS 141 write-offs	552	282	3,816	1,353	590	4,233

Core net operating income (accrual basis)	92,330	96,278	95,570	373,663	384,909	364,823

Deduct:
Straight line rent adjustment	(2,588)	(994)	(4,122)	(2,923)	(1,994)	(9,012)
FAS 141 adjustment	(1,211)	(874)	(511)	(4,934)	(3,225)	(2,116)

Core net operating income (cash basis)	88,531	94,410	90,937	365,806	379,690	353,695

Deduct:
Acquisitions	(131)	(254)	(272)	(815)	(1,061)	(881)
Industrial Properties	(638)	(633)	(647)	(2,559)	(2,513)	(2,594)

Same Store NOI	$87,762	$93,523	$90,018	$362,432	$376,116	$350,220

Change period over period	-6.2%	3.9%	N/A	-3.6%	7.4%	N/A

Same Store Net Operating Income

Top Seven Markets

	Three Months Ended						Twelve Months Ended
	12/31/2009		12/31/2008		12/31/2007		12/31/2009		12/31/2008		12/31/2007
	$	%	$	%	$	%	$	%	$	%	$	%
Chicago	$19,280	22.0	$19,503	20.9	$20,541	22.8	$78,876	21.8	$80,903	21.5	$73,721	21.0
Washington, D.C.	19,213	21.9	18,479	19.8	17,220	19.1	75,478	20.8	73,427	19.5	70,303	20.1
New York (1)	13,658	15.6	16,357	17.5	11,821	13.1	60,247	16.6	61,393	16.3	53,558	15.3
Minneapolis	5,623	6.4	4,941	5.3	4,852	5.4	21,534	5.9	20,672	5.5	19,392	5.5
Los Angeles	5,031	5.7	6,212	6.6	6,298	7.0	22,357	6.2	24,776	6.6	25,613	7.3
Dallas	4,505	5.1	4,065	4.3	4,358	4.8	17,053	4.7	16,446	4.4	17,465	5.0
Boston	3,612	4.1	3,798	4.1	4,450	4.9	15,036	4.1	17,442	4.6	16,965	4.8
Other (2)	16,840	19.2	20,168	21.6	20,478	22.7	71,851	19.8	81,057	21.6	73,203	20.9

Total	$87,762	100.0	$93,523	100.0	$90,018	100.0	$362,432	100.0	$376,116	100.0	$350,220	100.0

(1)

The increase in Same Store Net Operating Income for the three and twelve months ended December 31, 2008 as compared to the same periods in 2007 is primarily related to a five-year lease renewal with New York state at 60 Broad Street in New York, NY. The decrease in Same Store Net Operating Income for the three and twelve months ended December 31, 2009 as compared to the same periods in 2008 is primarily related to the cumulative effect of certain retroactive rent rate adjustments related to restructuring that same lease with New York state over a ten-year period.

(2)

The decrease in Same Store Net Operating Income for Other during the fourth quarter of 2009 and the twelve months ended December 31, 2009 as compared to the previous period is primarily related to Cingular Wireless vacating 314K square feet at our Glenridge Highlands II building in Atlanta, GA, and Countrywide vacating 133K square feet at our River Corporate Center building in Phoenix, AZ.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of December 31, 2009		Modified December 31, 2009
Common stock price (1)	$	N/A	$16.75

Total shares outstanding (2)		158,917	158,917
Class A common stock		39,729	39,729
Class B-1 common stock		39,729	39,729
Class B-2 common stock		39,729	39,729
Class B-3 common stock		39,729	39,729

Market value of common shares (3)	$	N/A	$2,661,857

Total consolidated debt		$1,516,525	$1,516,525

Total market capitalization (1)	$	N/A	$4,178,382

Total debt / Total market capitalization		N/A	36.3%

Total gross real estate assets		$4,575,638	$4,575,638

Total debt / Total gross real estate assets (4)		33.1%	33.1%

Total debt / Total gross assets (5)		29.1%	29.1%

(1)

The company was not listed on a public exchange as of December 31, 2009. Our stock initially listed on the New York Stock Exchange on February 10, 2010. The common stock price of $16.75 in the “Modified December 31, 2009” column is the closing price of our Class A common stock on February 26, 2010, the last trading day of the month in which our stock initially listed on the New York Stock Exchange.

(2)

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a)  1/12th of a share of our Class A common stock; plus (b)  1/12th of a share of our Class B-1 common stock; plus (c)  1/12th of a share of our Class B-2 common stock; plus (d)  1/12 th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Per share information in this report is restated to reflect this recapitalization and historical information has been adjusted to provide comparable analysis.

(3)	Market value of common shares is defined as the total number of shares of common stock outstanding multiplied by our common stock price, as further qualified in footnote (1) above.
(4)	Total debt to total gross real estate assets ratio for the current period is defined as total debt divided by Piedmont’s gross real estate assets.
(5)

Total debt to total gross assets ratio for the current period is defined as total debt divided by gross assets. Gross assets is defined as total assets plus accumulated depreciation for buildings and improvements and accumulated amortization for intangible lease assets.

Piedmont Office Realty Trust, Inc.

Total Debt Summary

Unaudited ($ in thousands)

Floating & Fixed Debt

Debt (1)	Amount		Weighted Average Interest Rate		Weighted Average Maturity
Floating	$114,000	(2)	1.2%	(3)	32.0 months
Fixed (4)	1,402,525		5.1%		53.2 months

Total	$1,516,525		4.8%		51.6 months

Unsecured & Secured Debt

Debt (1)	Amount		Weighted Average Interest Rate		Weighted Average Maturity
Unsecured	$364,000		3.8%		22.3 months
Secured	1,152,525		5.2%		60.9 months

Total	$1,516,525		4.8%		51.6 months

Debt Maturities

Maturity Year	Secured Debt(1)	Unsecured Debt(1)		Weighted Average Interest Rate	Percentage of Total
2010	$—	—		N/A	N/A
2011	—	250,000	(4) (5)	5.0%	16.5%
2012	45,000	114,000	(2)	2.3%	10.5%
2013	—	—		N/A	N/A
2014	695,000	—		4.9%	45.8%
2015	105,000	—		5.3%	6.9%
2016	167,525	—		5.6%	11.0%
2017	140,000	—		5.8%	9.2%

TOTAL	$1,152,525	$364,000		4.8%	100.0%

(1)	All of Piedmont’s outstanding debt as of December 31, 2009 is interest-only debt.
(2)

Amount represents the outstanding balance as of December 31, 2009 on the $500M Unsecured Line of Credit, which matures August 2011. Management intends to exercise the one-year extension option to extend the maturity date to August 2012. The payment of a 15 bp fee will be required to extend the term of this facility. Management intends to use the proceeds of its recent public stock offering to pay down the balance of the line of credit to zero by the end of the first quarter of 2010.

(3)

Rate is equal to the weighted average interest on all outstanding draws as of December 31, 2009. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread of .475% over the selected rate based on Piedmont’s current credit rating.

(4)

The $250M Unsecured Term Loan has a stated variable rate; however, Piedmont entered into an interest rate swap which effectively fixes the interest rate of this facility at 4.97%. The $250M Unsecured Term Loan is, therefore, included in fixed debt. In January 2010, Piedmont entered into a forward interest rate swap for the extension period of the Unsecured Term Loan (July 2010 to June 2011), fixing the interest rate during the extension period at 2.36%.

(5)

Amount represents the outstanding balance as of December 31, 2009 on the $250M Unsecured Term Loan, which may be extended, upon payment of a 25 basis point fee, to June 2011. Piedmont gave notice on January 20, 2010 of its intent to extend this facility to June 2011.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of December 31, 2009

Unaudited

Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.31

Minimum Fixed Charge Coverage Ratio (2)	1.50	4.60

Maximum Secured Indebtedness Ratio	0.40	0.24

Minimum Unencumbered Leverage Ratio	1.60	5.51

Minimum Unencumbered Interest Coverage Ratio (3)	1.75	10.46

Maximum Certain Permitted Investments	0.35	0.02

(1)	Debt covenant compliance calculations relate to specific calculations detailed in our term loan and line of credit agreements.
(2)

Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements.

(3)

Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

Other Debt Coverage Ratios	Three months ended December 31, 2009	Year ended December 31, 2009

Net debt / Core EBITDA	4.3 x	4.3 x

Fixed charge ratio (4)	4.5 x	4.5 x

Interest coverage ratio (5)	4.5 x	4.5 x

(4)

Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the period ended December 31, 2009.

(5)	Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the period ended December 31, 2009.

Piedmont Office Realty Trust, Inc.

Tenant Diversification & Credit Rating Information

As of December 31, 2009

(in thousands)

	Credit Rating (1)	Number of Properties	Lease Expiration(s) (2)	Annualized Lease Revenue (3)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AAA	10	(4)	$74,509	12.7	1,635	9.0
BP Corporation	AA	1	2013	31,725	5.4	783	4.3
Leo Burnett	BBB+	2	2019	27,877	4.8	695	3.8
US Bancorp	A+	1	2014	23,911	4.1	715	3.9
Winston & Strawn	No rating available (5)	1	2024	19,200	3.3	417	2.3
Nestle	AA	1	2015	18,704	3.2	480	2.6
State of New York	AA	1	2019	18,185	3.1	480	2.6
Sanofi-aventis	AA-	2	2012	17,270	2.9	454	2.5
Independence Blue Cross	No rating available	1	2023	15,185	2.6	761	4.2
Kirkland & Ellis	No rating available (5)	1	2011	14,646	2.5	465	2.6
Zurich American	AA-	1	2011	10,784	1.8	300	1.6
DDB Needham	A-	1	2018	10,113	1.7	278	1.5
Shaw	BB+	1	2018	9,966	1.7	313	1.7
State Street Bank	AA-	1	2011	9,075	1.5	235	1.3
Lockheed Martin	A-	3	2014	8,617	1.5	284	1.6
City of New York	AA	1	2020	7,931	1.4	270	1.5
Citigroup	A	2	2010	7,567	1.3	415	2.3
Gallagher	No rating available	1	2018	7,372	1.3	307	1.7
Caterpillar Financial	A	1	2022	6,913	1.2	312	1.7
Gemini	A+	1	2013	6,851	1.2	205	1.1
Other			Various	239,668	40.8	8,417	46.2

Total				$586,069	100.0	18,221	100.0

Tenant Credit Rating (1)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)
AAA	$80,527	13.7
AA	117,469	20.0
A	107,852	18.4
BBB	68,276	11.6
BB	27,197	4.6
B	13,418	2.3
Below	3,914	0.7
Not rated	167,416	28.6

Total	$586,069	100.0

(1)	Credit rating may reflect credit rating of parent or guarantor.
(2)	The lease expiration year presented is that of the majority of the space leased to the tenant in question.
(3)	Please refer to page 25 for the definition of Annualized Lease Revenue.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2011 to 2025.
(5)

While no ratings are available for Winston & Strawn and Kirkland & Ellis, these tenants are ranked #34 and #7, respectively, in the 2008 AmLaw 100 ranking, a publication of The American Lawyer Magazine, which annually ranks the top-grossing, most profitable law firms.

Piedmont Office Realty Trust, Inc.

Leasing Activity

(in thousands)

	Three Months Ended December 31, 2009
	Leased Square Footage	Rentable Square Footage	Occupancy

As of September 30, 2009	18,238	20,232	90.1%

Leases Commenced	115
Leases Expired	(50)
Expansions (Contractions)	(88)
Other	6	(3)

As of December 31, 2009(2)	18,221	20,229	90.1%

	Year Ended December 31, 2009
	Leased Square Footage	Rentable Square Footage	Occupancy

As of December 31, 2008	18,546	20,226	91.7%

Leases Commenced	447
Leases Expired	(694)
Expansions (Contractions)	(76)
Other	(2)	3

As of December 31, 2009(2)	18,221	20,229	90.1%

Rental Rate Roll Up / Roll Down Associated with New Leasing Activity for Leases Greater than 15,000 Square Feet (1)

	Square Feet	% Change Cash Rents	% Change Accrual Rents
For the three months ended December 31, 2009:

New, renewal, and expansion leases executed	1,070	(3.3%)	6.2%

For the year ended December 31, 2009:

New, renewal, and expansion leases executed	2,025	(1.4%)	6.5%

(1)

The population analyzed consists of office leases greater than 15,000 square feet in size and represents approximately 91% of leases executed during the quarter and 87% of leases executed during the year (activity associated with our unconsolidated joint venture assets was excluded from this analysis). For spaces that had been vacant for less than 1 year, the rents last in effect for the previous lease were compared to the initial rents of the new lease. Spaces that had been vacant for greater than 1 year were excluded from this analysis.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of December 31, 2009

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue(1)	Percentage of Annualized Lease Revenue (%)	Annualized Lease Revenue(1)	Percentage of Annualized Lease Revenue (%)

Vacant	2,009	9.9	$0	0.0	$0	0.0
2010 (2)	1,397	6.9	40,134	6.8	0	0.0
2011	2,356	11.6	75,159	12.8	21,104	3.6
2012	2,217	11.0	80,913	13.8	36,629	6.2
2013	1,816	9.0	63,139	10.8	1,392	0.2
2014	1,748	8.6	56,127	9.6	3,580	0.6
2015	1,398	6.9	41,776	7.1	0	0.0
2016	1,013	5.0	28,004	4.8	264	0.0
2017	423	2.1	15,340	2.6	2,005	0.3
2018	1,456	7.2	43,964	7.5	8,637	1.5
2019	1,408	7.0	52,590	9.0	18,088	3.1
2020	831	4.1	22,460	3.8	7,931	1.4
2021	140	0.7	3,655	0.6	0	0.0
2022	317	1.6	7,713	1.3	0	0.0
2023	761	3.8	15,185	2.6	0	0.0
Thereafter	939	4.6	39,910	6.9	1,323	0.3

Total / Weighted Average	20,229	100.0	$586,069	100.0	$100,953	17.2

(1)	Annualized lease revenue for purposes of this schedule includes the revenue effects of leases executed but not commenced as of December 31, 2009.
(2)	Includes leases with an expiration date of December 31, 2009 aggregating 114,668 square feet and Annualized Lease Revenue of $3,441,632 for which no new leases were signed.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of December 31, 2009

(in thousands)

	12/31/2010		12/31/2011		12/31/2012		12/31/2013
	Expiring Square Footage	Expiring Lease Revenue(1)	Expiring Square Footage	Expiring Lease Revenue(1)	Expiring Square Footage	Expiring Lease Revenue(1)	Expiring Square Footage	Expiring Lease Revenue(1)
Atlanta	57	$1,836	84	$2,010	34	$617	46	$1,051
Austin	0	0	0	0	0	0	0	0
Boston	1	32	235	9,075	7	334	111	2,120
Central & South Florida	11	323	124	2,709	16	445	55	1,347
Chicago	289	10,389	407	14,025	42	1,563	829	31,208
Cleveland	0	0	22	485	112	1,951	14	329
Dallas	51	1,148	285	5,654	86	2,066	9	204
Denver	0	0	0	0	0	0	0	0
Detroit	81	2,576	262	6,111	84	2,373	198	5,639
Houston	0	0	0	0	0	0	0	0
Los Angeles	140	5,205	100	3,638	191	3,979	57	2,101
Minneapolis	26	890	145	4,506	19	744	44	1,418
Nashville	0	0	0	0	0	0	0	0
New York	467	8,965	57	2,257	621	21,051	221	7,610
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	91	1,860	45	788	0	0	0	0
Portland	73	1,336	105	1,432	73	1,375	0	0
Seattle	87	2,342	69	1,848	0	0	0	0
Washington, D.C.	23	2,633	416	22,486	932	44,354	232	9,766

Total / Weighted Average	1,397	$39,535	2,356	$77,024	2,217	$80,852	1,816	$62,793

(1)	Expiring lease revenue is calculated as expiring square footage multiplied by the rent per square foot of the tenant currently leasing the space.

Piedmont Office Realty Trust, Inc.

Capital Expenditures and Commitments

For the year ended December 31, 2009

Unaudited ($ in thousands)

	For the Three Months Ended				For the Year Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	December 31, 2009
Non-incremental (1)
Bldg / construction / dev	$1,256	$1,108	$852	$3,344	$6,560
Tenant improvements	3,840	5,233	3,527	10,278	22,878
Leasing commissions	6,708	1,193	4,081	6,076	18,058

Total non-incremental	11,804	7,534	8,460	19,698	47,496

Incremental (1)

Bldg / construction / dev	527	551	849	2,038	3,965
Tenant improvements	0	0	0	19	19
Leasing commissions	0	0	0	0	0

Total incremental	527	551	849	2,057	3,984

Total capital expenditures	$12,331	$8,085	$9,309	$21,755	$51,480

Commitments related to unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been fulfilled as of December 31, 2009 were $121.5 million. The three largest commitments total approximately $77.4 M, or 62% of total outstanding commitments.

(1)	Definitions for non-incremental and incremental capital expenditures can be found on pages 25 and 26.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

	2009	2008	2007

Renewal Leases
Number of leases	34	34	39
Square feet	1,568,895	967,959	1,672,383
Tenant improvements per square foot	$12.01	$8.28	$13.19
Leasing commissions per square foot	$5.51	$7.17	$7.18

Total per square foot	$17.52	$15.45	$20.37

Tenant improvements per square foot per year of lease term	$1.44	$1.39	$1.85
Leasing commissions per square foot per year of lease term	$0.66	$1.20	$1.01

Total per square foot per year of lease term	$2.10	$2.59	$2.86

New Leases
Number of leases	28	37	44
Square feet	700,295	747,919	508,605
Tenant improvements per square foot	$45.04	$30.59	$24.93
Leasing commissions per square foot	$17.12	$15.95	$10.39

Total per square foot	$62.16	$46.54	$35.32

Tenant improvements per square foot per year of lease term	$4.05	$3.24	$3.29
Leasing commissions per square foot per year of lease term	$1.54	$1.69	$1.37

Total per square foot per year of lease term	$5.59	$4.93	$4.66

Total
Number of leases	62	71	83
Square feet	2,269,190	1,715,878	2,180,988
Tenant improvements per square foot	$22.21	$18.01	$15.93
Leasing commissions per square foot	$9.09	$11.00	$7.93

Total per square foot	$31.30	$29.01	$23.86

Tenant improvements per square foot per year of lease term	$2.42	$2.41	$2.21
Leasing commissions per square foot per year of lease term	$0.99	$1.47	$1.10

Total per square foot per year of lease term	$3.41	$3.88	$3.31

NOTE: This information is presented for our wholly-owned office assets only.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of December 31, 2009

Location	Number of Properties	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Occupied Square Feet	Percent Leased (%)	Annualized Lease Revenue ($’s in thousands) *	Percentage of Annualized Lease Revenue (%)

Chicago	6	4,883	24.1	4,434	90.8	$157,784	26.9
Washington, D.C.	14	3,045	15.1	2,587	85.0	115,201	19.7
New York	9	3,288	16.3	3,024	92.0	92,226	15.7
Minneapolis	2	1,227	6.1	1,220	99.4	39,407	6.7
Los Angeles	5	1,133	5.6	987	87.1	34,548	5.9
Dallas	7	1,275	6.3	1,114	87.4	24,743	4.2
Boston	4	583	2.9	540	92.6	22,819	3.9
Detroit	4	929	4.6	759	81.7	20,952	3.6
Philadelphia	1	761	3.8	761	100.0	15,185	2.6
Atlanta	3	607	3.0	469	77.3	11,656	2.0
Houston	1	313	1.5	313	100.0	9,981	1.7
Phoenix	4	557	2.8	434	77.9	7,639	1.3
Nashville	1	312	1.5	312	100.0	6,913	1.2
Central & South Florida	3	297	1.5	260	87.5	5,875	1.0
Austin	1	195	1.0	195	100.0	5,536	0.9
Portland	4	325	1.6	325	100.0	5,190	0.9
Seattle	1	156	0.8	156	100.0	4,189	0.7
Cleveland	2	187	0.9	175	93.6	3,498	0.6
Denver	1	156	0.8	156	100.0	2,727	0.5

Total / Weighted Average	73	20,229	100.0	18,221	90.1	$586,069	100.0

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of December 31, 2009

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	20	4.8	$100,953	17.2	2,394	13.1
Business Services	62	14.8	70,563	12.0	2,209	12.1
Depository Institutions	17	4.1	56,688	9.7	1,856	10.2
Legal Services	10	2.4	43,124	7.4	1,156	6.3
Insurance Carriers	19	4.5	36,555	6.2	1,464	8.0
Petroleum Refining & Related Industries	2	0.5	31,726	5.4	784	4.3
Chemicals & Allied Products	9	2.1	24,464	4.2	741	4.1
Nondepository Credit Institutions	10	2.4	21,136	3.6	827	4.5
Food & Kindred Products	3	0.7	19,416	3.3	509	2.8
Engineering, Accounting, Research, Management & Related Services	23	5.5	18,711	3.2	540	3.0
Communications	36	8.6	17,979	3.1	620	3.4
Security & Commodity Brokers, Dealers, Exchanges & Services	17	4.1	14,736	2.5	528	2.9
Electronic & Other Electrical Equipment & Components, Except Computer	8	1.9	13,244	2.3	600	3.3
Educational Services	8	1.9	11,825	2.0	283	1.6
Insurance Agents, Brokers & Services	6	1.4	10,579	1.8	412	2.3
Other	169	40.3	94,370	16.1	3,298	18.1

Total	419	100.0	$586,069	100.0	18,221	100.0

Lease Distribution As of December 31, 2009

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	162	34.5	$12,738	2.2	124	0.7
2,501 - 10,000	121	25.7	22,440	3.8	613	3.4
10,001 - 20,000	47	10.0	21,917	3.7	676	3.7
20,001 - 40,000	54	11.5	48,109	8.2	1,497	8.2
40,001 - 100,000	32	6.8	61,077	10.4	2,049	11.2
Greater than 100,000	54	11.5	419,788	71.6	13,262	72.8

Total	470	100.0	$586,069	100.0	18,221	100.0

Piedmont Office Realty Trust, Inc.

Other Investments

As of December 31, 2009

INDUSTRIAL PROPERTIES	Location	Percent Ownership (%)	Year Built	Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
112 Hidden Lake Circle	Duncan, SC	100	1987	$8,331	313.0	100
110 Hidden Lake Circle	Duncan, SC	100	1987	14,475	473.0	100

				$22,806	786.0	100

UNCONSOLIDATED JOINT VENTURE PROPERTIES	Location	Percent Ownership (%)	Year Built	Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
14400 Hertz Quail Springs Parkway	Oklahoma City, OK	4	1997	$4,099	57.2	100.0
360 Interlocken	Broomfield, CO	4	1996	6,560	51.7	27.9
47300 Kato Road	Fremont, CA	78	1982	3,486	58.4	100.0
20/20 Building	Leawood, KS	57	1992	4,875	68.2	90.8
4685 Investment Drive	Troy, MI	55	2000	9,796	77.1	100.0
5301 Maryland Way	Brentwood, TN	55	1989	20,664	201.2	100.0
8560 Upland Drive	Parker, CO	72	2001	10,969	148.2	100.0
Two Park Center	Hoffman Estates, IL	72	1999	16,792	193.7	83.0

				$77,241	855.7	91.1

LAND PARCELS	Location	Acres
Portland Land Parcels	Beaverton, OR	18.2
Enclave Parkway	Houston, TX	4.5
Durham Avenue	South Plainfield, NJ	8.9
Corporate Court	Holtsville, NY	10.0
State Highway 161	Irving, TX	4.5
Sylvan Avenue	Englewood Cliffs, NJ	2.4

		48.5

STRUCTURED FINANCE	Location	Book Value ($’s in thousands)
Mezzanine Loan (1)	Chicago, IL	$47,526
Mezzanine Loan (1)	Chicago, IL	11,213

		$58,739

(1)	Secured by a pledge of the equity interest of the entity owning a 46-story, Class A commercial office building located in downtown Chicago.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental package and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are presented on pages 27-29.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expenses, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding rental abatements and rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents and operating expenses are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) monthly base rental payments for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization as defined below and incrementally adding back any impairment losses and other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or liquidity. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjust for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as income from property operations with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income associated with lease terminations. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property plus depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was dark at acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interest in eight properties owned through unconsolidated partnerships. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

Same Store NOI: Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior two years of reporting periods. Same Store NOI excludes amounts attributable to industrial properties. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior two years of reporting periods. Same Store Properties exclude industrial properties. We believe Same Store Properties is an important measure of comparison of our stabilized properties.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income

Unaudited (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2009	12/31/2008

Real Estate Operating Income	$44,229	$11,375	$45,589	$47,174	$148,367	$204,166

Add:
Depreciation	27,090	26,792	26,561	25,630	106,073	99,745
Amortization	16,171	13,991	13,695	13,442	57,299	62,050
Impairment loss on real estate assets	—	35,063	—	—	35,063	—

Core EBITDA	87,490	87,221	85,845	86,246	346,802	365,961

Add:
General & administrative expenses	6,269	5,982	8,457	7,563	28,271	31,631
Deduct:
Lease termination income	(1,981)	—	(782)	—	(2,763)	(13,273)
Lease termination expense - straight line rent & FAS 141	552	627	174	—	1,353	590

Core net operating income (accrual basis)	92,330	93,830	93,694	93,809	373,663	384,909

Deduct:
Straight line rent adjustment	(2,588)	(1,568)	(1,424)	2,657	(2,923)	(1,994)
FAS 141 adjustment	(1,211)	(1,249)	(1,246)	(1,228)	(4,934)	(3,225)

Core net operating income (cash basis)	88,531	91,013	91,024	95,238	365,806	379,690

Deduct:
Acquisitions	(131)	(97)	(298)	(289)	(815)	(1,061)
Industrial Properties	(638)	(638)	(642)	(641)	(2,559)	(2,513)

Same Store NOI	$87,762	$90,278	$90,084	$94,308	$362,432	$376,116

Piedmont Office Realty Trust, Inc.

Net Income/ FFO/ Core FFO/ AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/0009	12/31/2008

Rental income	$112,000	$112,874	$111,994	$112,946	$449,814	$455,183
Tenant reimbursements	36,108	36,924	36,059	40,105	149,196	150,264
Property mgmt fees	928	742	744	697	3,111	3,245
Other rental income	1,981	0	782	0	2,763	13,273
Gain on sale	0	0	0	0	0	0

Total revenues	151,017	150,540	149,579	153,748	604,884	621,965

Property operating expense	56,768	56,864	54,765	59,470	227,867	222,351
Asset & prop mgmt fees	490	473	512	469	1,944	2,022
Depreciation	27,090	26,792	26,561	25,630	106,073	99,745
Amortization	16,171	13,991	13,695	13,442	57,299	62,050
Casualty & impairment loss	0	35,063	0	0	35,063	0
General & administrative expense	6,269	5,982	8,457	7,563	28,271	31,631

Total real estate operating expenses	106,788	139,165	103,990	106,574	456,517	417,799

Real estate operating income	44,229	11,375	45,589	47,174	148,367	204,166

Interest expense	(19,488)	(19,518)	(19,394)	(19,343)	(77,743)	(75,988)
Interest and other income	652	1,989	1,147	662	4,450	3,416
Equity in income of unconsolidated JVs	672	(1,985)	754	663	104	256

Total other income/(expense)	(18,164)	(19,514)	(17,493)	(18,018)	(73,189)	(72,316)

Income / (loss) from continuing operations	26,065	(8,139)	28,096	29,156	75,178	131,850

Discontinued operations:
Operating income	0	0	0	0	0	10
Gain/(loss) on sale	0	0	0	0	0	0

Total from discontinued operations	0	0	0	0	0	10

Net income/ (loss)	26,065	(8,139)	28,096	29,156	75,178	131,860

Less: net income from non-controlling interest	(119)	(121)	(120)	(118)	(478)	(546)

NET INCOME/ (LOSS) ATTRIBUTABLE TO PIEDMONT	$25,946	$(8,260)	$27,976	$29,038	$74,700	$131,314

Add Back:
Depreciation	27,264	27,004	26,773	25,837	106,878	100,849
Amortization	16,274	14,094	13,797	13,543	57,708	62,767

Deduct:
Gain / (loss) on sale of property	0	0	0	0	0	0

FUNDS FROM OPERATIONS (FFO)	$69,484	$32,838	$68,546	$68,418	$239,286	$294,930

Add Back:
Casualty & impairment loss	0	37,633	0	0	37,633	2,088

CORE FUNDS FROM OPERATIONS	$69,484	$70,471	$68,546	$68,418	$276,919	$297,018

Add Back:
Depreciation on corporate assets	171	155	154	152	632	379
Straight lined rents	(1,618)	(846)	(1,228)	2,695	(997)	(1,216)
Amortization of lease related intangibles	(1,663)	(1,283)	(1,223)	(1,230)	(5,399)	(3,214)
Non-cash compensation expense	671	671	831	1,005	3,178	3,555
Amortization related to notes payable & receivable	362	48	(243)	341	508	1,019

Deduct:
Non-incremental capital expenditures	(19,698)	(8,460)	(7,534)	(11,804)	(47,496)	(43,892)

ADJUSTED FUNDS FROM OPERATIONS	$47,709	$60,756	$59,303	$59,577	$227,345	$253,649

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2009	12/31/2008

Equity in Income of Unconsolidated JVs	$672	$(1,985)	$754	$663	$104	$256

Add Back:
Depreciation	344	367	367	359	1,437	1,483
Amortization	101	103	102	102	408	717
Impairment Charge	0	2,570	0	0	2,570	2,089
General & Administrative Expense	71	56	7	31	165	183

Net Effect of SLR & FAS 141	(33)	59	46	37	109	199

NOI from Unconsolidated JVs	$1,155	$1,170	$1,276	$1,192	$4,793	$4,927

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions, lease terminations or lease defaults, particularly by one of the Company’s large lead tenants, the impact of competition on the Company’s efforts to renew existing leases or re-let space, changes in the economies and other conditions of the office market in general and of the specific markets in which the Company operates, economic and regulatory changes, additional risks and costs associated with directly managing properties occupied by government tenants, the success of the Company’s real estate strategies and investment objectives, availability of financing, costs of complying with governmental laws and regulations, uncertainties associated with environmental and other regulatory matters; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental package. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental package, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.